Exhibit 99(h)(i)
[•] Shares
THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST
COMMON SHARES OF BENEFICIAL INTEREST
(PAR VALUE $0.001 PER SHARE)
UNDERWRITING AGREEMENT
January [•], 2011

January [•], 2011
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     The Gabelli Natural Resources, Gold & Income Trust, an unincorporated statutory trust organized under the laws of the State of Delaware (the “Fund”), is a non-diversified, closed end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [•] common shares of beneficial interest (par value $0.001 per share) (the “Firm Shares”). The Fund also proposes to issue and sell to the several Underwriters not more than an additional [•] common shares of beneficial interest (par value $0.001 per share) (the “Additional Shares”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares of beneficial interest (par value $0.001 per share) of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”
     Gabelli Funds, LLC (the “Adviser”) acts as the Fund’s investment adviser pursuant to an Investment Advisory Agreement between the Adviser and the Fund (the “Investment Advisory Agreement”).
     The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company and a registration statement on Form N-2 (File Nos. 333-152424 and 811-22216), including a prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of

1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares and filed with the Commission in accordance with Rule 497 of the Securities Act, including the statement of additional information incorporated therein by reference, is hereinafter referred to as the “Prospectus.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereinafter referred to collectively as the “Rules and Regulations.”
     For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and “Time of Sale Prospectus” means the preliminary prospectus, dated December [•], 2010, including the statement of additional information incorporated therein by reference, and each Omitting Prospectus identified on Schedule II hereto as a Retail Omitting Prospectus. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, including the statement of additional information.
     1. Representations and Warranties of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to and agree with each of the Underwriters as of the date hereof, as of the Applicable time referred to in Section 1(b)(i) hereof, as of the Closing Date referred to in Section 5 hereof, and as of each Option Closing Date (if any) referred to in Section 3 hereof, that:
     (a) The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and is in effect, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, and no proceedings for any such purpose have been instituted, are pending before or contemplated by the Commission and any request for additional information on the part of the Commission has been complied with.
     (b) (i) The Registration Statement, and any amendments or supplements thereto, when it became effective, on the Closing Date referred to in Section 5 hereof (and if any Additional Shares are purchased, on the Option Closing Date), did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and Notification comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus and the information included on Schedule III hereto, (together, the “General Disclosure Package”) and each Preliminary Prospectus, and any amendments or supplements thereto does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 5), the General Disclosure Package, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) neither the Prospectus nor any amendments or supplements thereto contains and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.
     As used in this subsection and elsewhere in this Agreement “Applicable Time” means [•] P.M. (Eastern Time) on [•], 2011 or such other time as agreed to by the Fund and Morgan Stanley & Co. Incorporated.
     The Time of Sale Prospectus and the Prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Rules and Regulations, the Time of Sale Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S T.
     If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Fund has complied or will comply with the requirements of Rule 111 under the Rules and Regulations and Rule 3a of the Commission’s Internal and Other Procedures (“Rule 3a”) relating to the payment of filing fees thereof.
     The Fund, subject to the Registration Statement having been declared effective and the filing of the Prospectus under Rule 497, has taken all required action under the Securities Act, the Investment Company Act, the Exchange Act of 1934, and the Rules and Regulations to make the public offering and consummate the sale of the Securities as contemplated by this Agreement.
     (c) The Fund has been duly organized, is validly existing and in good standing as an unincorporated statutory trust in good standing under the laws of the State of Delaware, has the power and authority to own its property and to conduct its business as described in the Registration Statement, Time of Sale Prospectus and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification. The Fund has no subsidiaries.
     (d) The Fund is duly registered with the Commission as a non-diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. No person is serving or acting as an officer or trustee of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no trustee of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act). The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance with the Acts.
     (e) Each of this Agreement, the Investment Advisory Agreement, the Custodian Agreement between Bank of New York Mellon (the “Custodian”) and the Fund (the “Custodian Agreement”) and the Transfer Agency, Registrar and Dividend Disbursing Agency Agreement between American Stock Transfer & Trust Company (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”) (this Agreement, the Investment Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement being referred to herein collectively as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Fund and complies with all applicable provisions of the

Acts, the Advisers Act and the applicable Rules and Regulations and the Investment Advisory Agreement has been approved in accordance with Section 15 of the Investment Company Act. The Fund has adopted the Dividend Reinvestment Plan (the “Plan”). Each Fundamental Agreement, other than this Agreement, and the Plan is a valid and binding agreement of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.
     (f) None of (1) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (2) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene any provision of applicable law or (i) the certificate of trust (as amended, restated or supplemented) and by-laws (as amended, restated or supplemented) of the Fund, (ii) any agreement or other instrument binding upon the Fund, or (iii) any provision of applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.
     (g) The authorized capital stock of the Fund conforms in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus, and the certificate of trust and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The certificate of trust and by-laws of the Fund, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s stockholders and Board of Trustees have been obtained and are in full force and effect.
     (i) The Fundamental Agreements (other than this Agreement) and the Plan are in full force and effect and the Fund is not in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.
     (j) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.
     (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.
     (l) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Fund’s registration statement on Form 8-A under the Exchange Act is effective.
     (m) Each Omitting Prospectus (i) complies with the requirements of Rule 482, (ii) does not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements therein not misleading, (iii) complied and will comply in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and (iv) if required to be filed by FINRA, has been delivered to the Underwriters for filing with FINRA, and FINRA has issued no objections with respect to such Omitting Prospectuses. Except for the Omitting Prospectuses identified on Schedule II hereto, the Fund has not prepared, used or referred to and will not, without your prior written consent, prepare, use or refer to any prospectus in reliance upon Rule 482.
     (n) The Fund intends to direct the investment of the proceeds of the offering described in the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund is eligible to qualify as a regulated investment company under Subchapter M of the Code.
     (o) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, business prospects, earnings, business or properties of the Fund whether or not arising in the ordinary course of business,, and (ii) there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.
     (p) There are no legal or governmental proceedings pending or threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in the Time of Sale Prospectus and the Prospectus, and proceedings that would not have a material adverse effect on the Fund, or on the power or ability of the Fund to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Acts and the applicable Rules and Regulations.
     (q) The statements in the Registration Statement, the Time of Sale Prospectus and Prospectus under the headings “Management of the Fund,” “Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan,” “Description of the Shares,” “Taxation,” “Anti-Takeover Provisions of the Fund’s Governing Documents” and “Repurchase of Common Shares” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings
     (r) The Fund has taken all required action under the Acts and the Exchange Act and the Rules and Regulations to make the public offering and consummate the sale of the Shares as contemplated by this Agreement. The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Time of Sale Prospectus and the Prospectus.
     (s) Each preliminary prospectus (including the statement of additional information incorporated therein by reference) filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 of the Rules and Regulations, complied when so filed in all material respects with the Acts and the applicable Rules and Regulations.

     (t) The statement of net assets included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, presents fairly the financial position of the Fund as of the date indicated and said statement has been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund. PricewaterhouseCoopers LLP, whose report appears in the Prospectus and who has certified the financial statements and supporting schedules, if any, included in the Registration Statement, is an independent registered public accounting firm as required by the Acts and the applicable Rules and Regulations.
     (u) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Time of Sale Prospectus and the Prospectus, other than as described therein.
     (v) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.
     (w) The expense summary information set forth in the Time of Sale Prospectus and the Prospectus under the caption “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable.
     (x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, in the event this representation and warranty is made after the Closing Date, ordinary and customary dividends declared and payable after the Closing Date); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

     (y) The Fund owns or leases all such properties as are necessary to the conduct of its operations.
     (z) The Fund owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by it, and the Fund has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Fund.
     (aa) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Prospectus, there has been (i) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.
     (bb) The Fund has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund.
     (cc) Neither the Fund nor any employee nor agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.

     (dd) The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Fund, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any supplement thereto).
     (ee) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Fund (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.
     (ff) There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to them.
     (gg) The operations of the Fund are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.
     (hh) There are no business relationships or related-party transactions involving the Fund or any other person required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus which have not been described as required, it being understood and agreed that the Fund and the Adviser make no representation or warranty with respect to any such relationships involving any Underwriter or any affiliate and any other person that have not been disclosed to the Fund by the relevant underwriter in connection with this offering.
     (ii) Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is aware of or has taken any action in connection with the Fund, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund, and to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (jj) Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, agent, employee or affiliate of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (kk) American Stock Transfer & Trust Company is duly enrolled as a participant in the Fast Automated Transfer Program (FAST) of The Depository Trust Company (“DTC”).

     2. Representations and Warranties of the Adviser. The Adviser represents and warrants to and agrees with each of the Underwriters as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 5 hereof, and as of each Option Closing Date (if any) referred to in Section 3 hereof, that:
     (a) The Adviser has been duly organized, is validly existing as a limited liability company in good standing under the laws of the State of New York, has the limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification of the Adviser. The Adviser has no subsidiaries
     (b) The Adviser is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by the Time of Sale Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.
     (c) Each of this Agreement, the Investment Advisory Agreement, the Marketing and Structuring Fee Agreement between Morgan Stanley & Co. Incorporated and the Adviser dated January [•], 2011 (the “Morgan Stanley Fee Agreement”), the Structuring Fee Agreement between Citigroup Global Markets Inc. and the Adviser dated January [•], 2011 (the “Citi Fee Agreement”) and the Structuring Fee Agreement between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Adviser dated January [•], 2011 (the “Merrill Lynch Fee Agreement”) (this Agreement, the Investment Advisory Agreement, the Morgan Stanley Fee Agreement, the Citi Fee Agreement and the Merrill Lynch Fee Agreement are referred to herein, collectively, as the “Adviser Agreements”) has been duly authorized, executed and delivered by the Adviser and complies with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Each of the Adviser Agreements, other than this Agreement, assuming due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Adviser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and by equitable principles of general applicability.

     (d) The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under the Adviser Agreements will not contravene (i) the certificate of formation or operating agreement of the Adviser, (ii) any agreement or other instrument binding upon the Adviser, or (iii) any provision of applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Adviser of its obligations under the Adviser Agreements, except such as have been obtained and as may be required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares, or such as which failure to obtain would neither have (i) a material adverse effect on the condition, (financial or otherwise), business prospects, earnings, business, properties, management or personnel of the Adviser, whether or not arising from transactions in the ordinary course of business (an “Adviser Material Adverse Effect”) or (ii) an adverse effect on the consummation of the transactions contemplated by this Agreement or on any Underwriter.
     (e) There are no legal or governmental proceedings pending or threatened to which the Adviser or any parent or subsidiary of the Adviser or any partners, directors, officers or employees of the foregoing is a party or to which any of the properties of the Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have an Adviser Material Adverse Effect or an adverse effect on the power or ability of the Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (f) The Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits (collectively, “Government Licenses”) of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement, Time of Sale Prospectus and

Prospectus, except to the extent that the failure to obtain or file the foregoing would not have a material adverse effect on the Adviser or on the Fund. The Adviser is in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Adviser, to materially and adversely affect the properties or assets of the Adviser or to materially impair or adversely affect the ability of the Adviser to function as an investment adviser or perform its obligations under the Investment Advisory Agreement or this Agreement.
     (g) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and by the Adviser Agreements.
     (h) The Investment Advisory Agreement is in full force and effect and neither the Fund nor the Adviser is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document. The Adviser is not in is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default would reasonably be expected to have an Adviser Material Adverse Effect.
     (i) The description of the Adviser and its business and the statements attributable to the Adviser in the Registration Statement, the Time of Sale Prospectus and Prospectus, including, without limitation, the description of the Adviser, does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading.
     (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), business prospects, earnings, business, properties, management or personnel of the Adviser from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Adviser which are material to the Adviser other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

     (k) In the event that the Fund or the Adviser makes available any promotional materials related to the Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain or will cause to be installed and maintained, pre qualification and password protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.
     (l) The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in violation of federal securities laws, in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.
     (m) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Adviser, threatened.
     (n) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.
     3. Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[19.10] a share (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Fund hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, provided, however, that the Fund may issue and sell Common Shares pursuant to the Plan. Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day restricted period, the Fund issues an earnings release or announces material news or a material event relating to the Fund; or (ii) prior to the expiration of the 180-day restricted period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the announcement of the material news or material event. The agreements contained in this paragraph shall not apply to the Shares to be sold hereunder, any Common Shares issued pursuant to the Plan or any preferred share issued by the Fund.
     4. Terms of Public Offering. The Fund and the Adviser are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Fund and the Adviser are further advised by you that the Shares are to be offered to the public initially at $[20.00] a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $[0.60] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[0.10] a share, to any Underwriter or to certain other dealers.
     5. Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on [•], or at such other time on the same or such other date, not later than [•], as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], as shall be designated in writing by you.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     6. Conditions to the Underwriters’ Obligations. The respective obligations of the Fund and the Adviser and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 2:00 P.M. (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the case of the Fund there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), business prospects, earnings, business or properties of the Fund, from that set forth in the Time of Sale Prospectus, and, in the case of the Adviser, there shall not have occurred any change or any development involving a prospective change, in or affecting the condition (financial or otherwise), business prospects, earnings, business, properties, management or personnel of the Adviser, in each case, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date certificates, dated the Closing Date and signed by an executive officer of each of the Fund and the Adviser, to the effect (i) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are, as of the Closing Date, pending before or threatened by the Commission, (ii) that the representations and warranties of the Fund and the Adviser contained in this Agreement are true and correct as of the Closing Date, (iii) that each of the Fund and the Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (iv) as set forth in paragraph (a) above, with respect to the Fund or the Adviser, as applicable.
     Each officer signing and delivering such a certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Adviser and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.
     (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Fund, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, to the effect set forth in Exhibit A hereto and to such further effect as counsel to Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated may reasonably request. The opinion of special counsel for the Fund shall state that Simpson Thacher & Bartlett LLP, counsel for the Underwriters, may rely on such opinion as to matters of Delaware law for the purposes of rendering its opinion referenced in Section 6(f).
     (e) The Underwriters shall have received on the Closing Date an opinion of David M. Goldman, counsel for the Adviser, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (f) The Underwriters shall have received on the Closing Date the favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.
     With respect to Section [     ] above, Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Fund, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
     The opinions of Skadden, Arps, Slate, Meagher & Flom LLP special counsel for the Fund and [•], counsel to the Adviser described in Sections 6(d) and 6(e) above, respectively, shall be rendered to the Underwriters at the request of the Fund and shall so state therein.
     (g) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Custodian, certifying that the Custodian Agreement is in full force and effect and is a valid and binding agreement of the Custodian.
     (h) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of the Transfer Agent, certifying that the Transfer Agency Agreement is in full force and effect and is a valid and binding agreement of the Transfer Agent.
     (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Time of Sale Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (j) All filings, applications and proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be satisfactory in form and substance to you and counsel for the Underwriters.

     (k) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Adviser as a registered investment adviser under the Advisers Act.
     (l) The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.
     (m) On the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Fund and the Adviser, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares, and officers’ certificates and opinions of Skadden, Arps, Slate, Meagher & Flom LLP, [•], special counsel for the Fund, counsel to the Adviser, and Simpson Thacher & Bartlett LLP to the effect set forth above, except that such certificates and opinions shall be dated as of the applicable Option Closing Date and statements and opinions above contemplated to be given as of the Closing Date shall instead be made and given as of such Option Closing Date.
     7. Covenants of the Fund and the Adviser. In further consideration of the agreements of the Underwriters herein contained, the Fund and the Adviser, jointly and severally, covenant and agree with each Underwriter as follows:
     (a) To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act, (ii) of the happening of any event during the period mentioned in Section 7(h) below which in the judgment of the Fund makes any statement in the Notification, the Registration Statement the

Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in order to make the statements therein not misleading in any material respect and (iii) if the Fund becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Fund shall make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, and if such stop order or order of suspension or revocation of registration is issued the Fund will make every reasonable effort to obtain the lifting thereof at the earliest possible moment.
     (b) To furnish to you, without charge, three signed copies of the Notification, the Registration Statement (including exhibits thereto) and any amendments thereto and for delivery to each other Underwriter a conformed copy of the Notification, the Registration Statement (without exhibits thereto), and any amendments thereto and to furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(d) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The Time of Sale Prospectus, Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 497 of the Rules and Regulations any prospectus required to be filed pursuant to such Rule.
     (d) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Time of Sale Prospectus under the caption “Use of Proceeds.”
     (g) The Fund and the Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Securities Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.
     (h) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

     (i) The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.
     (j) The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Morgan Stanley & Co. Incorporated, Citigroup Global Markets and Merrill Lynch, Pierce, Fenner & Smith Incorporated may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.
     (k) The Fund, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the Exchange Act within the time periods required by the Investment Company Act and the Rules and Regulations.
     (l) The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its reasonable best efforts to cause the Fund’s trustees and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (m) To make generally available to the Fund’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations, including Rule 158, of the Commission thereunder.

     (n) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Adviser under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(j) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the Fund and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and

Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     (o) The Fund will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on [•] would be entitled to receive the full amount thereof.
     8. Indemnity and Contribution. (a) Each of the Fund and the Adviser, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent of any Underwriter and each director, officer or affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Adviser, its directors or trustees (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or the Adviser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund and the Adviser to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated therein by reference), the Time of Sale Prospectus, any Omitting Prospectus or Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are agents of any Underwriters or all persons who are directors, officers or affiliates of any Underwriters within the meaning of Rule 405 of the Rules and Regulations, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Adviser, its directors or trustees, as the case may be, and each person, if any, who controls the Adviser within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. In the case of any such separate firm for the Fund, and such directors, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Adviser, and such directors and control persons of the Adviser, such firm shall be designated in writing by the Adviser. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or any of the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Adviser agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 8.
     (e) The Fund, the Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and the Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any agent of any Underwriter or any director, officer and affiliate of any Underwriter or by or on behalf of the Adviser, its officers or directors or any person controlling the Adviser or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Adviser to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Adviser shall be unable to perform its obligations under this Agreement, the Fund and the Adviser, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Adviser and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Fund and the Adviser acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Fund, the Adviser or any other person, (ii) the Underwriters owe the Fund and the Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Adviser. The Fund and the Adviser waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Fund, shall be delivered, mailed or sent to One Corporate Center, Rye, New York 10580-1422; and if to the Adviser, shall be delivered, mailed or sent to One Corporate Center, Rye, New York 10580-1422.

Very truly yours, THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST
By:
Name:
Title:

GABELLI FUNDS, LLC
By:
Name:
Title:

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:

Name:
Title:

SCHEDULE I

Number of Firm
Shares To Be
Underwriter	Purchased

Morgan Stanley & Co. Incorporated

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total:

I-1

SCHEDULE II
Omitting Prospectuses
1.	Retail Omitting Prospectus:

[Client guide] dated _____, 200__.

2.	The following documents labeled “For Registered Representative Use Only”:

[Broker-dealer guide] dated _____, 200__.

[Broker-dealer PowerPoint presentation] dated _____, 200__.

3.	Press release dated _____, 200__.

II-1

SCHEDULE III
Oral information, if any, included as part of the General Disclosure Package
     (1) The number of common shares of beneficial interest (par value $0.001 per share) offered by the Fund (assuming no exercise of the underwriters’ overallotment option) is [•], the initial public offering price of those shares is $[20.00] and the underwriting discounts and commissions are [•]%.

III-1

[FORM OF]
OPTION EXERCISE NOTICE
[OPTION EXERCISE DATE]
THE GABELLI NATURAL
     RESOURCES, GOLD & INCOME
     TRUST
One Corporate Center
Rye, New York 10580-1422
GABELLI FUNDS, LLC
One Corporate Center
Rye, New York 10580-1422
Ladies and Gentlemen:
     We refer to the Underwriting Agreement dated January [•], 2011 (the “Underwriting Agreement”) among Gabelli Funds, LLC and Morgan Stanley & Co. Incorporated, as representative of the several Underwriters listed in Schedule I thereto; capitalized terms being used herein as therein defined. We hereby exercise an option to purchase [•] Additional Shares, on the basis of the representations and warranties contained in the Underwriting Agreement, and subject to its terms and conditions. Such Additional Shares will be purchased on [OPTION EXERCISE DATE] (which shall be an Option Closing Date) at the offices of Simpson Thacher & Bartlett LLP, New York, New York, at 10:00 A.M. (New York City time). This option exercise is without prejudice to the Underwriters’ right under the Underwriting Agreement to exercise one or more options covering some or all of the remaining Additional Shares.

Very truly yours, Morgan Stanley & Co. Incorporated, as representative of the several underwriters listed in Schedule I to the Underwriting Agreement
By:
Name:
Title: